AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2020
REGISTRATION NO. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. MICHAEL LOW, ESQ.
c/o KUTAK ROCK LLP
8601 North Scottsdale Road, Suite 300
Scottsdale, Arizona 85253-2738
(480) 429-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
DOUGLAS E. SCULLY
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 925-6960

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ¬
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ¬
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ¬
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ¬
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ¬
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¬
_______________________________
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Market Value Adjusted Annuity Contracts	$120,952,193	$1.00	$120,952,193	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.
This filing is being made under the Securities Act of 1933 to register $120,952,193 of interests in market value adjusted annuity contracts. The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-220097) filed on September 29, 2017. Because a filing fee of $14,018 previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

Audited financial statements for variable annuity separate accounts registered under the Investment Company Act of 1940 are not included in this Form S-3 registration statement. Pruco Life Insurance Company incorporates by reference its annual report for the year ending 12/31/19 on Form 10-K and its quarterly reports on Form 10-Q filed pursuant to Section 13(a) or Section 15(d) of Exchange Act and all documents subsequently filed by Pruco Life Insurance Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. As disclosed in Note 11, “REVISION TO PRIOR YEAR INFORMATION”, to the Consolidated Financial Statements in its Quarterly Report on Form 10-Q for the period ended June 30, 2020, the Company has revised certain prior period amounts in the Consolidated Statements of Cash Flows to correct an immaterial error identified in the presentation of certain cash flow activity related to policyholders’ account balances. Similarly, the Company will revise the prior periods presented within the Quarterly Report on Form 10-Q for the period ended September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2020. The impact to the previously issued consolidated financial statements was not considered material. However, to improve comparability with future periods, the Company decided to revise the affected periods of the Consolidated Statements of Cash Flows within the second quarter 10-Q filing for the Company.

The following tables illustrate the effects of the revision for the affected periods.

Consolidated Statements of Cash Flows Impact

($ in Thousands)

	Year-To-Date As Of
	December 31, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$(126,300)	$73,142	$(53,158)
Cashflows from (used in) operating activities	(253,555)	73,142	(180,413)

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(3,568,340)	—	(3,568,340)
Other, net	—	(73,142)	(73,142)
Cashflows from (used in) financing activities	491,393	(73,142)	418,251

	Year-To-Date As Of
	September 30, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$(238,049)	$141,315	$(96,734)
Cashflows from (used in) operating activities	(330,633)	141,315	(189,318)

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(2,613,749)	(88,059)	(2,701,808)
Other, net	—	(53,256)	(53,256)
Cashflows from (used in) financing activities	664,916	(141,315)	523,601

	Year-To-Date As Of
	June 30, 2019
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$(135,809)	$102,924	$(32,885)
Cashflows from (used in) operating activities	(41,058)	102,924	61,866

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	(1,712,728)	(65,099)	(1,777,827)
Other, net	—	(37,825)	(37,825)
Cashflows from (used in) financing activities	446,736	(102,924)	343,812

	Year-To-Date As Of
	December 31, 2018
	As Previously Reported	Revision	As Revised
CASHFLOWS FROM OPERATING ACTIVITIES:
Policy Charges and Fee Income	$(116,675)	$67,637	$(49,038)
Cashflows from (used in) operating activities	23,147	67,637	90,784

CASHFLOWS FROM FINANCING ACTIVITIES:
Policyholders’ account withdrawals	3,135,714	—	3,135,714
Other, net	—	(67,637)	(67,637)
Cashflows from (used in) financing activities	717,599	(67,637)	649,962
Risk Factors are discussed in the sections of the prospectus included in Part 1 of this Form concerning the Market Value Adjustment option.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of each prospectus included in this registration statement. Any representation to the contrary is a criminal offense.

The principal underwriter for these securities, Prudential Annuities Distributors, Inc. is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. The offering under this registration statement will conclude three years from the effective date of this registration statement, unless terminated earlier by the Registrant. See each prospectus included in Part 1 hereof for the date of the prospectus.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777
Market Value Adjusted Fixed Allocation Investment Option Under Certain Variable Annuity Contracts
PROSPECTUS: October 2, 2020.
This prospectus describes the Fixed Allocation investment option with a market value adjustment (the “MVA Fixed Allocation”) available as an investment option under the following annuity contracts (the “Annuities” or the “Annuity”) issued by Pruco Life Insurance Company ("Pruco Life," “Prudential Annuities®," “we,” “our,” or “us”):
DISCOVERY PREFERREDSM ANNUITY
DISCOVERY SELECT® VARIABLE ANNUITY
STRATEGIC PARTNERSSM SELECT VARIABLE ANNUITY

If you are receiving this prospectus, it is because you currently own one of the Annuities. These Annuities are no longer offered for new sales. This prospectus is being provided for informational or educational purposes only and does not consider the investment objectives or financial situation of any contract owner or prospective contract owners. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Fixed Allocation under your contract. The description of the MVA Fixed Allocation’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Fixed Allocation are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.

PLEASE READ THIS PROSPECTUS
Please read this prospectus and keep it for future reference. This prospectus should be read in connection with the prospectus for your Annuity (the “Annuity Prospectus”), which describes the Annuity and its benefits, terms, and investment options other the MVA Fixed Allocation.
RISK FACTORS
Please refer to the Risk Factors section of this prospectus.
AVAILABLE INFORMATION
In compliance with U.S. law, Pruco Life Insurance Company delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
The Annuities and the MVA Fixed Allocation are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, and are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment involves investment risks, including possible loss of value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 or WWW.PRUDENTIAL.COM
TABLE OF CONTENTS

i

ii

Glossary of Terms
We set forth here definitions of some of the key terms used throughout this prospectus.
Account Value: The value of your allocations to investment options under your Annuity, including your allocation to the MVA Fixed Allocation. The specific calculation of Account Value of your Annuity is set forth in your Annuity Prospectus.
Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period. This prospectus covers Fixed Allocations that are subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation (MVA Fixed Allocation). Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.
Interim Value: The value of the MVA Fixed Allocations on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the MVA Fixed Allocation plus all interest credited to the MVA Fixed Allocation as of the date calculated, less any transfers or withdrawals from the MVA Fixed Allocation. The interim value does not include the effect of any MVA.
Maturity Date: The last day of the Guarantee Period.
MVA or Market Value Adjustment: A market value adjustment used in the determination of value of an MVA Fixed Allocation on any day more than 30 days prior to the Maturity Date of such MVA Fixed Allocation.
MVA Fixed Allocation: An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period that is subject to a market value adjustment if you withdraw Account Value prior to the maturity of the Fixed Allocation. Your Annuity may include Fixed Allocations that are not subject to a market value adjustment, such as a benefit fixed rate account, and those Fixed Allocations are covered by your Annuity Prospectus, not this prospectus.
Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or individual named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the “Owner” refers to the person or entity who has the rights and benefits designated as to the “Participant” in the certificate.

Allocating Your Account Value to the MVA Fixed Allocation
How Do the MVA Fixed Allocations Work?
We credit a fixed interest rate to the MVA Fixed Allocation so long as you remain invested for a set period of time called a “Guarantee Period.” The last day of the Guarantee Period is called the “Maturity Date.” MVA Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make MVA Fixed Allocations of different durations available in the future, including MVA Fixed Allocations offered exclusively for use with certain optional investment programs. MVA Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.
The interest rate credited to an MVA Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change so long as you remain invested for the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates, in our sole discretion, for the various Guarantee Periods. At the time that we confirm your MVA Fixed Allocation, we will advise you of the interest rate in effect and the Maturity Date. We may change the rates we credit to MVA Fixed Allocations at any time. Any change in interest rate does not affect MVA Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for MVA Fixed Allocations, please contact our Annuity Service Center at 1-888-PRU-2888 or at www.prudential.com.
A Guarantee Period for an MVA Fixed Allocation begins:

•	when all or part of a net purchase payment is allocated to a particular Guarantee Period;

•	upon transfer of any of your Account Value to an MVA Fixed Allocation for a particular Guarantee Period; or

•	when you “renew” an MVA Fixed Allocation by electing a new Guarantee Period.
To the extent permitted by law, we may establish different interest rates for MVA Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available.
Prudential Annuities may offer MVA Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term MVA Fixed Allocation (“Short-term MVA Fixed Allocations”). Short-term MVA Fixed Allocations may only be established with your initial purchase payment or additional purchase payments. You may not transfer existing Account Value to a Short-term MVA Fixed Allocation. We reserve the right to terminate offering these special purpose MVA Fixed Allocations at any time.
On the Maturity Date of the Short-term MVA Fixed Allocation, the remaining Account Value will be transferred to the investment options you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. Short-term MVA Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or make an unscheduled transfer of any Account Value from the Short-term MVA Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.
How Do You Determine Rates For the MVA Fixed Allocations?
We do not have a specific formula for determining the fixed interest rates for MVA Fixed Allocations. Generally, the interest rates we offer for MVA Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the insurance charge that we deduct from Account Value allocated to other investment options, as described in your Annuity Prospectus. For some of the same reasons that we deduct the insurance charge against the Account Value allocated to other investment options, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Fixed Allocations, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.
We will credit interest on a new MVA Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to MVA Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for an MVA Fixed Allocation may be subject to a minimum rate which may vary by state. In certain states, the interest rate may be subject to a minimum under state law or regulation.
How Does the Market Value Adjustment Work?
If you transfer or withdraw Account Value from an MVA Fixed Allocation more than 30 days before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a “Market Value Adjustment” or “MVA”.
MARKET-VALUE ADJUSTMENT FORMULA
WITH RESPECT TO RESIDENTS OF STATES, OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY SELECT IS BEING OFFERED. WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA, SEE PAGE 6.
THE ADJUSTMENT INVOLVES THREE AMOUNTS
The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:
1) The number of whole months remaining in the existing interest rate period.
2) The guaranteed interest rate.
3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.
STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12)*(R-C)
NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

M    = the number of whole months (not to be less
than one) to the interest cell's maturity date;
R    = the interest cell's declared interest rate expressed
           as a decimal; for example, 3.0% = 0.030 and
C    = the current rate referred to above, in effect on the
           date of the withdrawal or transfer, for a period to
           maturity one year longer than the number of
           whole years remaining until the interest cell's
           maturity date as of the date we receive your
           request. this rate is also expressed as a decimal.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.
STEP BY STEP
THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.
STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.
STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.
STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.
STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.
DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.
THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE
ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE:
SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 2015, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 2017, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 3% (0.03) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2020 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2024 IS $5,357.60, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,357.60.
ON FEBRUARY 1, 2020, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION OF 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2024, PLUS 1
YEAR) IS 4%.

THE FOLLOWING COMPUTATIONS WOULD BE MADE:
1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,357.60.
2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

Date	Payment	Free
12/1/2015	$10,000	$1,000
12/1/2016		$2,000
12/1/2017	$5,000	$2,500
12/1/2018		$4,000
12/1/2019		$5,500
12/1/2020		$7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.
3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

--------------------------------------------
$8,500.00 REQUESTED WITHDRAWAL AMOUNT
-$7,000.00 CHARGE-FREE
--------------------------------------------
$1,500.00 ADDITIONAL AMOUNT NEEDED TO
COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
$1,500.00 / (1-.03) =
$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT
Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

-------------------------------------------- $1,546.39 GROSSED-UP AMOUNT X .03 WITHDRAWAL CHARGE RATE -------------------------------------------- $46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.03 (3% is the guaranteed rate in the existing cell) minus 0.04 (4% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.01, multiplied by 4.58333 (55 months remaining until September 30, 2024, divided by 12) or -0.04583. Thus, there will be a negative Market-Value Adjustment of 4.583% of the amount in the interest cell that is subject to the adjustment.

--------------------------------------------
-0.04583 X $5,357.60 =
-245.54 NEGATIVE MVA
$5,357.60 UNADJUSTED VALUE
--------------------------------------------
$5,112.06 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
--------------------------------------------
$17,112.06 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

------------------------------------------------
EQUITY
($12,000/$17,112.06) X $8,546.39 = $5,993.24
------------------------------------------------
7-YR MVA
($5,112.06/$17,116.06) X $8,546.39 = $2,553.15
---------
$8,546.39

6) The adjusted value of the interest cell, $5,112.06, reduced by the withdrawal of $2,553.15 leaves $2,558.91. This amount must be "unadjusted" by dividing it by 0.95417 (1 plus the Market-Value Adjustment of -0.04583) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 3% will continue to be credited until September 30, 2024 or a subsequent withdrawal. That amount is $2,681.82.
MARKET-VALUE ADJUSTMENT FORMULA WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA ONLY.
THE ADJUSTMENT INVOLVES THREE AMOUNTS
The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:
1) The number of whole months remaining in the existing interest rate period.
2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.
STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12)*(R-C)
NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

M =	the number of whole months (not to be less than one) to the interest cell's maturity date;

R =	the interest cell's declared interest rate expressed as a decimal; for example, 3.0% = 0.030 and

C =
the current rate referred to above, in effect on the date of the withdrawal or transfer, for a period to maturity one year longer than the number of whole years remaining until the interest cell's maturity date as of the date we receive your request. this rate is also expressed as a decimal.

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.
STEP BY STEP
THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.
STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.
STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.
STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.
STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.
STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.
STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.
DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.
THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE
ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE.
ON FEBRUARY 1, 2020, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION'S 4 AND 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2024, PLUS 1 YEAR) ARE 3.8% AND 4.4%, RESPECTIVELY.
THE FOLLOWING COMPUTATIONS WOULD BE MADE:
1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,357.60.
2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

Date	Payment	Free
12/1/2015	$10,000	$1,000
12/1/2016		$2,000
12/1/2017	$5,000	$2,500
12/1/2018		$4,000
12/1/2019		$5,500
12/1/2020		$7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.
3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

--------------------------------------------
$8,500.00 REQUESTED WITHDRAWAL AMOUNT
-$7,000.00 CHARGE-FREE
--------------------------------------------
$1,500.00 ADDITIONAL AMOUNT NEEDED TO
COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
$1,500.00 / (1-.03) =
$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT
Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

-------------------------------------------- $1,546.39 GROSSED-UP AMOUNT X .03 WITHDRAWAL CHARGE RATE -------------------------------------------- $46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.03 (3% is the guaranteed rate in the existing cell) minus 0.04 (4% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.01, multiplied by 4.58333 (55 months remaining until September 30, 2024, divided by 12) or -0.04583. Thus, there will be a negative Market-Value Adjustment of approximately 4.583% of the amount in the interest cell that is subject to the adjustment.

--------------------------------------------
-0..45830 X $5,357.60 =
-245.54 NEGATIVE MVA
$5,357.60 UNADJUSTED VALUE
--------------------------------------------
$5,112.06 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
--------------------------------------------
$17,112.06 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

------------------------------------------------
EQUITY
($12,000/$17,112.06) X $8,546.39 = $5,993.24
------------------------------------------------
7-YR MVA
($5,112.06/$17,112.06) X $8,546.39 = $2,553.15
---------
$8,546.39

6) The adjusted value of the interest cell, $5,112.06, reduced by the withdrawal of $2,553.15 leaves $2,558.91. This amount must be "unadjusted" by dividing it by 0.95417 (1 plus the Market-Value Adjustment of -0.04583) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 3% will continue to be credited until September 30, 2024 or a subsequent withdrawal. That amount is $2,681.82.

What Happens When My Guarantee Period Matures?
The “Maturity Date” for an MVA Fixed Allocation is the last day of the Guarantee Period (note that the discussion in this section of Guarantee Periods is not applicable to the Fixed Allocations used with a dollar cost averaging program, the Benefit Fixed Rate Account, and the DCA Fixed Rate options). Before the Maturity Date, you may choose to renew the MVA Fixed Allocation for a new Guarantee Period of the same or different length (based upon what is currently offered) or you may transfer all or part of that MVA Fixed Allocation’s Account Value to another MVA Fixed Allocation or to one or more investment options described in your Annuity Prospectus. We will not charge a MVA if you choose to renew an MVA Fixed Allocation on its Maturity Date or transfer the Account Value to one or more other investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all MVA Fixed Allocations that are being offered. The rates being credited to MVA Fixed Allocations may change before the Maturity Date.
If you do not specify how you want an MVA Fixed Allocation to be allocated on its Maturity Date, we will then transfer the Account Value in the MVA Fixed Allocation to the AST Government Money Market Sub-account, which is described in your Annuity Prospectus. You can then elect to allocate the Account Value to any other investment option.

Fees and Charges
Do Fees and Charges Apply to MVA Fixed Allocations?
There is no charge that applies specifically to the MVA Fixed Allocation. However, your Annuity is subject to a variety of charges, and those charges may vary depending on benefits and investment options selected. For more information, please see your Annuity Prospectus.

Valuing Your Investment in the MVA Fixed Allocation
How do you value MVA Fixed Allocations?
During the Guarantee Period, we use the concept of an Interim Value for the MVA Fixed Allocations. The Interim Value can be calculated on any day and is equal to the initial value allocated to an MVA Fixed Allocation plus all interest credited to an MVA Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any MVA. If you made any transfers or withdrawals from an MVA Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the value of an MVA Fixed Allocation on any day more than 30 days prior to its Maturity Date, we multiply the Account Value of the MVA Fixed Allocation times the MVA factor.

General Information
Who is Pruco Life?
Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is a direct wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under it's annuity contracts. As Pruco Life's ultimate parent, Prudential Annuities markets through and in conjunction with registered broker-dealers.
Pruco Life offers a wide array of annuities, including (1) deferred variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, Pruco Life has in force a relatively small block of variable life insurance policies and immediate variable annuities, but it no longer actively sells such policies.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, Pruco Life delivers this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
Who Distributes Annuities Offered by Pruco Life?
Prudential Annuities Distributors, Inc. (“PAD”), a wholly owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities, including the MVA Fixed Allocation. PAD acts as the distributor of a number of annuity and life insurance products and funds serving as investment options under those products. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”).
The MVA Fixed Allocation is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker-dealers who are registered under the Exchange Act.
Incorporation of Certain Documents by Reference
Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K and quarterly reports on Form 10-Q filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see www.sec.gov). Our internet address is www.prudentialannuities.com.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Litigation and Regulatory Matters
Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that Pruco Life’s results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. Considering the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life’s ability to meet its obligations under the Annuities and the MVA Fixed Allocations.

Risk Factors
An allocation to an MVA Fixed Allocation has various risks associated with it. Before allocating to an MVA Fixed Allocation, you should carefully consider and evaluate all of the risks and other important information contained in this prospectus and in the documents we incorporate by reference into this prospectus, including our latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by such report and any of the other periodic reports we file as required under the Exchange Act. Our reports include specific information related to risk factors.

PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$10,068.16
Registration Fee:	$0.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1) Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 2)

(4)(a) Discovery Select Variable Annuity Contract. (Note 2)

(4)(b) Strategic Partners Select Variable Annuity Contract. (Note 2)

(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)

(23) Written consent of Independent Registered Public Accounting Firm. (Note 1)

(24)(a) Power of Attorney for Dylan J. Tyson. (Note 1)

(24)(b) Power of Attorney for Susan M. Mann. (Note 1)

(24)(c) Power of Attorney for Nandini Mongia. (Note 1)

(24)(d) Power of Attorney for Candace J. Woods. (Note 1)

(24(e) Power of Attorney for Salene Hitchcock-Gear. (Note 1)

(24)(f) Power of Attorney for Caroline A. Feeney. (Note 1)

(Note 1) Filed herewith.

(Note 2)	Incorporated by reference to Form S-3A, Registration No. 333-220116, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 1st day of October, 2020.
PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Dylan J. Tyson*
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Dylan J. Tyson*	Director, President and Chief Executive Officer	October 1, 2020
Dylan J. Tyson
Susan M. Mann*	Chief Financial Officer, Executive Vice President and Director (Principal Accounting Officer)	October 1, 2020
Susan M. Mann
Nandini Mongia*	Director	October 1, 2020
Nandini Mongia
Candace J. Woods*	Director	October 1, 2020
Candace J. Woods
Salene Hitchcock-Gear*	Director	October 1, 2020
Salene Hitchcock-Gear
Caroline A. Feeney*	Director	October 1, 2020
Caroline A. Feeney

By:	/s/ Elizabeth Gioia
Elizabeth Gioia

*	Executed by Elizabeth Gioia on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(5)	Opinion of Counsel as to legality of the securities being registered. (Filed Herewith)

(23)	Written consent of Independent Registered Public Accounting Firm. (Filed Herewith)

(24)(a)	Power of Attorney for Dylan J. Tyson. (Filed Herewith)

(24)(b)	Power of Attorney for Susan M. Mann. (Filed Herewith)

(24)(c)	Power of Attorney for Nandini Mongia. (Filed Herewith)

(24)(d)	Power of Attorney for Candace J. Woods. (Filed Herewith)

(24)(e)	Power of Attorney for Salene Hitchcock-Gear. (Filed Herewith)

(24)(f)	Power of Attorney for Caroline A. Feeney. (Filed Herewith)